EXHIBIT 99.2

PRO FORMA FINANCIAL INFORMATION

On January 9, 2015, Multimedia Platforms, Inc. (formerly Sports Media Entertainment Corp.) (the “Company”, “Registrant” and “Legal Acquirer”) entered into a Share Exchange Agreement (the “Merger”), between and among the Company and Multimedia Platforms, LLC, a Florida Limited Liability Corporation (“Accounting Acquirer”), all the members of MMP LLC (the "Members"), Harrison Holdings, LLC and Amalfi Coast Capital (collectively, the "Debt Holders"). Pursuant to the Merger, the Registrant was (i) to issue to the Debt Holders a total of 4,000,000 shares of Series B Convertible Preferred stock in exchange for all the indebtedness of the Company totaling approximately $688,138 as of December 31, 2014; issue (ii) 21,320,832 shares of restricted common stock and (iii) 34,390,199 shares of Series A Convertible Preferred stock (collectively, the “Merger Shares”) to the Members in exchange for 100% of the Members interest in MMP LLC. The Merger Shares were adjusted such that 30,748,969 shares of restricted common stock and 27,212,694 Series A Convertible Preferred stock were ultimately issued. The share issuances represent approximately 97.6% of the total issued and outstanding shares of preferred and common stock of the Registrant post-closing. As a result, the Company (i) became the 100% parent of MMP LLC; (ii) assumed the operations of MMP LLC; (iii) changed its name from Sports Media Entertainment Corp. to Multimedia Platforms, Inc.; and (iv) experienced a change in control.

The terms and conditions of the Merger give rise to reverse merger accounting whereby MMP LLC is deemed the acquirer for accounting purposes. Consequently, the assets and liabilities and the historical operations of MMP LLC prior to the Merger are reflected in the financial statements and have been recorded at the historical cost basis of MMP LLC. Our financial statements include the assets and liabilities of both the Company and MMP LLC. The Merger was accounted for under recapitalization accounting whereby the equity of MMP LLC is presented as the equity of the combined enterprise and the capital account of MMP LLC is adjusted to reflect the par value of the outstanding stock of the Legal Acquirer after giving effect to the number of shares issued in the Merger (27,212,694 Series A Preferred, 4,000,000 Series B Preferred and 30,748,969 restricted common shares). Shares retained by the Legal Acquirer (1,502,477 common shares) are reflected as an issuance as of the reverse merger date (February 2, 2015) for the historical amount of the net liabilities of the Company.

The following unaudited financial information has been developed by application of pro forma adjustments to the historical financial statements of MMP LLC appearing elsewhere in this Current Report. The unaudited pro forma information gives effect to the Merger which has been assumed to have occurred on January 1, 2013 for purposes of the pro forma statement of operations. The Company evaluated the existence of intangible assets that should be recognized in business combinations, pursuant to ASC 805-20-25-4. No intangible assets were identified.

The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what the results of operations or financial position of the Company would have been had the transactions described above actually occurred on the dates indicated, nor do they purport to project the financial condition of the Company for any future period or as of any future date. The unaudited pro forma financial information should be read in conjunction with the Company's financial statements and notes thereto included elsewhere in this Current Report.

The condensed pro forma results of operations for the years ended December 31, 2014 and 2013 are as follows:

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Multimedia Platforms, Inc.

Unaudited Pro Forma Condensed Consolidated  Statements of Operations

	Year Ended December 31, 2014				Year Ended December 31, 2013
		Multimedia				Multimedia
		Platforms, Inc.				Platforms, Inc.
	Multimedia	(fka Sports Media Entertainment,			Multimedia	(fka Sports Media Entertainment,
	Platforms, LLC	Inc.)			Platforms, LLC	Inc.)
	Actual	Actual	Pro Forma		Actual	Actual	Pro Forma

Income
Revenue	$642,586	$9,543	$652,129		$665,615	$22,586	$688,201
Cost of sales	355,841	-	355,841		317,226	-	317,226
Gross profit	286,745	9,543	296,288		348,389	22,586	370,975

Operating expenses
General and administrative	484,932	617,782	1,102,714		404,386	91,345	495,731
Sales and marketing	31,373	19,830	51,203		11,071	21,978	33,049
Research and development	-	2,319	2,319		-	23,080	23,080
Total operating expenses	516,305	639,931	1,156,236		415,457	136,403	551,860

Loss from operations	(229,560)	(630,388)	(859,948)		(67,068)	(113,817)	(180,885)

Other Income and (Expense)
Interest expense	-	(42,344)	(42,344)		-	(35,951)	(35,951)
Interest expense - accretion of debt discount	-	(29,402)	(29,402)		-	(25,798)	(25,798)
Total non-operating expense	-	(71,746)	(71,746)		-	(61,749)	(61,749)
Earnings before taxes	$(229,560)	$(702,134)	$(931,694)		$(67,068)	$(175,566)	$(242,634)
Provision for income taxes	-	-	-		-	-	-
Net loss	$(229,560)	$(702,134)	$(931,694)		$(67,068)	$(175,566)	$(242,634)

Shares outstanding:
Series A Preferred stock	34,390,199			(1)	34,390,199
Series B Preferred stock	4,000,000			(1)	4,000,000
Common stock outstanding	21,320,832		21,320,832	(2)	21,320,832		21,320,832
Common stock to be issued for acquisition		1,502,477	1,502,477	(3)		702,458	702,458
Total common shares outstanding - basic			22,823,309				22,023,290

Net income (loss) per common share - basic			$(0.041)				$(0.011)

(1)	Represents the preferred shares issued in the Merger.
(2)	Represents the common shares issued in the Merger.
(3)	Represents Registrant's pre merger shares outstanding.

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The condensed pro forma balance sheet as of December 31, 2014 is as follows:

Multimedia Platforms, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2014

		Multimedia
		Platforms, Inc.
		(fka Sports Media
	Multimedia Platforms, LLC	Entertainment, Inc.)	Merger
	Actual	Actual	Adjustments		Pro Forma
Assets
Current Assets
Cash	$6,929	$2,303	$-		$9,232
Accounts receivable	38,866	-	-		38,866
Prepaid expenses	-	1,321,081	-		1,321,081
Total current assets	45,795	1,323,384	-		1,369,179

Total assets	$45,795	$1,323,384	$-		$1,369,179

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable & accrued expenses	$104,161	$107,310	$-		$211,471
Deferred revenue	-	1,889	-		1,889
Loan payable - related party	116,175	-	-		116,175
Due to related parties	195,575	-	-		195,575
Accrued interest payable	-	140,900	(140,900)	(1)	-
Promissory notes	-	364,727	(364,727)	(1)	-
Convertible promissory notes	-	182,511	(182,511)	(1)	-
Total Current Liabilities	415,911	797,337	(688,138)		525,110
Total liabilities	415,911	797,337	(688,138)		525,110

Commitments and contingencies

Stockholders' Equity (Deficit)
Series A Preferred stock, $0.001 par value	-	-	34,390		34,390
Series B Preferred stock, $0.001 par value	-	-	4,000	(1)	4,000
Common stock, $0.001 par value	-	1,502	21,321	(2)	22,823
Additional-paid-in-capital	-	4,210,696	(3,057,724)	(1)	1,152,972
Accumulated deficit	(370,116)	(3,686,151)	3,686,151		(370,116)
Total stockholders' deficit	(370,116)	526,047	688,138		844,069
Total liabilities and stockholders' equity (deficit)	$45,795	$1,323,384	$-		$1,369,179

(1)

All the promissory notes of the Registrant - totaling $688,138 above - were converted as part of the Merger into 4,000,000 shares of Series B Preferred stock. The par value of $0.001, or $4,000 is reflected under Series B Preferred Stock with the remaining $684,138 reflected as additional paid-in-capital.

(2)

We have accounted for the Merger under recapitalization accounting whereby the equity of MMP LLC is presented as the equity of the combined enterprise adjusted to reflect the par value of the outstanding stock of the Registrant after giving effect to the number of existing shares as-if issued in the Merger (1,502,477 common shares). Shares retained by the Registrant (1,502,477 shares) are reflected as an issuance as of the reverse merger date (February 2, 2015) for the historical amount of the net equity of the Registrant, or $526,047 plus the par value of the shares issued or $1,502.